EXHIBIT 10.6

CONSULTING AGREEMENT

THIS AGREEMENT dated for reference as of January 30, 2004;

BETWEEN:

GLOBAL PRECISION MEDICAL INC.., a Corporation

continued into Wyoming, with a business address

at P.O. Box 1609, 12406 Wright Avenue,

Summerland, British Columbia  V0H 1Z0

(the “Corporation”)

AND:

ELLEN DEARNLEY, Accountant, with an address at

1440 W 15th St., North Vancouver

British Columbia  V7P 1N4,

(the “Consultant”)

WITNESSES that, in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties hereto covenant and agree each with the other as follows:

1.

SERVICES

1.1

Consultant Services.

Subject to the terms and conditions hereof, the Corporation shall retain the Consultant to carry out services and the Consultant shall render the following accounting/financial consultative services to the Corporation:

•

maintain accounting records for the Corporation in accordance with Generally Accepted Accounting Principles

•

prepare annual and quarterly management financial statements

•

prepare GST other government forms as required

•

prepare audit file and assist auditors in their audit of the Corporation’s accounts

•

prepare financial information for the annual report, quarterly filings, prospectuses, and any other reports that may arise

•

keep abreast of  tax matters that affect  the Corporation

•

provide financial advice, as arises

•

other financial/accounting services that may arise from time to time

1.2

Term of Agreement

The provision of services by the Consultant to the Corporation hereunder shall commence on and be effective from January 30, 2004, and shall continue for a period of twelve months from such date to terminate on January 30, 2005, subject to earlier termination of this Agreement as set forth in Section 5 hereof.

2.

REMUNERATION OF CONSULTANT

2.1

Fee for Services.

The Corporation agrees to pay the Consultant for the services provided under this Agreement that amount which is invoiced by the Consultant at a rate of $65 per hour (“Fee”).  The Consultant’s invoice shall be due and payable within 7 days of receipt by the Corporation.  For payment of such Fee, the Consultant agrees to provide up to 20 hours per month of services, but not to exceed 20 hours without prior approval.

2.2

Expenses.

The Corporation shall reimburse the Consultant for all reasonable expenses actually and properly incurred by the Consultant in the performance of the services hereunder provided that such expenses shall have previously been agreed to by both parties.

3.

CONVENANTS OF CONSULTANT

3.1

Services.

The Consultant shall render performance of the services hereunder to the best of the Consultant's ability and in a competent and professional manner.

3.2

Time of Services.

The Consultant shall devote such of her time and attention to the business of the Corporation as may be agreed to by the Consultant and the Corporation.  The time of service to be provided hereunder by the Consultant shall be as agreed to from time to time by the Corporation and the Consultant.  Subject to the obligations of the Consultant hereunder, the Consultant shall be free to offer services to any other person except where they may be a conflict of interest with the Corporation.

3.3

Non-disclosure.

The Consultant shall not (either during the term of this Agreement or at any time thereafter) disclose to any person or otherwise use for her own director or indirect benefit any information relating to the private or confidential affairs of the Corporation or relating to any secrets of the Corporation, other than for the Corporation's purposes and, without limiting the generality of the foregoing, the Consultant shall not (either during the term of this Agreement or at any time thereafter) disclose exploration and/or development plans, assay results, geological data and/or feasibility reports, financing arrangements and/or joint venture agreements or other confidential information concerning the business operations or financing of the Corporation, to any person other than for the Corporation's purposes and shall not (either during the term of this Agreement or at any time thereafter) use for her own purposes or for any purposes other than those of the Corporation any such information or secrets she may acquire in relation to the Corporation's business.

4.

INDEPENDENT CONTRACTORS

4.1

Consultant not an Employee.

The Consultant is an independent contractor of the Corporation and not an employee of the Corporation and shall not be entitled to receive from the Corporation any benefits whatsoever.

4.2

Consultant shall not contract on behalf of the Corporation.

The Consultant shall not, without the prior written consent of the Corporation, enter into any contract or commitment in the name of or on behalf of the Corporation or bind the Corporation in any respect whatsoever.

5.

TERMINATION

5.1

Termination by Corporation or Consultant on Notice.

The Corporation or the Consultant may terminate this Agreement upon the giving of ten (10) days written notice to the other party.  This Agreement shall be terminated upon the death of the Consultant. Provided that if the consultant is negligent in the performance of the services where the Corporation may at its sole discretion forthwith terminate by written notice.

5.2

Immediately upon termination the Consultant shall forthwith deliver to the Corporation or such person as the Corporation shall nominate all of the records of the Corporation as are held by or under the control of the Consultant.

5.3

Notwithstanding any termination of this Agreement for any reason whatsoever, any other provisions of this Agreement necessary to give efficacy thereto shall continue in full force and effect following any such termination. The liability for the payment of fees shall cease upon termination.

6.

INTERPRETATION AND ENFORCEMENT

6.1

Giving of Notice.

Any demand, notice or other communication (a “Communication”) to be made or given in connection with this Agreement shall be made or given in writing and may be made or given by personal delivery or by registered mail addressed to the recipient at the addresses of the parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by either party to the other, or by electronic means.  Any Communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the 4th day, other than a Saturday, Sunday or statutory holiday in British Columbia, following the deposit thereof in the mail, and if made or given by electronic means, the day following the day sent.  If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of the mail, any such Communication shall not be mailed but shall be made or given by personal delivery or by electronic means.

6.2

Entire Agreement.

This Agreement, including any and all the Schedules thereto, together with the agreements and other documents to be delivered pursuant hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, represe4ntations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

6.3

Assignment.

The Consultant shall not be entitled to assign any of her rights under this Agreement, nor delegate any of its duties or obligations under this Agreement, without the prior written consent of the Corporation, such consent not to be reasonably withheld.

6.4

Amendment.

This Agreement may be amended or varied only by agreement signed in writing by each of the parties.  Unless the context otherwise so requires, a reference to this Agreement shall include a reference to this Agreement as amended or varied from time to time.

6.5

Severability.

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

6.6

Governing Law.

This Agreement shall be governed by and interpreted in accordance with the laws from time to time in force in British Columbia and each of the parties hereby attorns to the non-exclusive jurisdiction of the courts of British Columbia.

6.7

Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Consultant and the successors and permitted assigns of the Corporation respectively.

6.8

Counterparts.

This Agreement may be executed in as many counterparts as are necessary and by facsimile and shall be binding on each party when each party hereto has signed and delivered one such counterpart. When a counterpart of this Agreement has been executed by each party, all counterparts together shall constitute one agreement.

6.9

Copy of Agreement.

The Consultant hereby acknowledges receipt of a copy of this Agreement duly signed by the Corporation.

IN WITNESS WHEREOF this Agreement has been duly executed by the respective parties hereto effective as of the date first above written.

GLOBAL PRECISION MEDICAL INC.

By:

(Signature)

Lindsay Semple, CEO

(Print name and title)

ELLEN DEARNLEY

(Signature)

Witness as to the signature of Ellen Dearnley: